UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 25, 2018

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

156 Valleyview Road, Kelowna, BC Canada	V1X 3M4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code(250) 765-6424

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[   ]

Item 1.01        Entry into a Material Definitive Agreement

On January 25, 2018, Lexaria CanPharmCorp., a wholly owned subsidiary of Lexaria Bioscience Corp., entered into a definitive technology licensing agreement (the "Agreement") with Cannfections Group Inc. whereby Lexaria is providing its patented DehydraTECHTM technology to empower next-generation performance in cannabis infused chocolates and candies to be developed and sold in Canada and internationally.

Under the terms of the Agreement, Lexaria can offer other licensee partners the option of utilizing Cannfection's formulation and manufacturing expertise to produce cannabis infused, DehydraTECH™-powered chocolates and gummies where approved. The Agreement is expected to lead to new product entries for Canadian cannabis edibles, and exportation to the increasing number of other international markets where permitted around the world. The term of the Agreement is seven years. A copy of the Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01        Regulation FD Disclosure

A copy of the news release announcing that Lexaria has entered a definitive technology licensing agreement (the “Agreement”) with Cannfections Group Inc. is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

Item 9.01        Financial Statements and Exhibits

10.1	Technology License Agreement dated January 25, 2018

99.1	Press Release dated January 25, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

/s/ Chris Bunka
Chris Bunka
CEO, Principal Executive Officer

Date: January 25, 2018